EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Press Contact and Investor Contact: Douglas W. McMinn 703/934-3655

KAISER GROUP HOLDINGS ANNOUNCES

PHYSICAL COMPLETION OF ROCKY FLATS CLEANUP BY KAISER-HILL

FAIRFAX, VA October 13, 2005 - Kaiser Group Holdings, Inc. (OTCBB and Pink Sheets:  KGHI) announced today that Kaiser-Hill Company, LLC (Kaiser-Hill), of which Kaiser Group Holdings owns a 50% interest, has successfully completed the physical work to clean up and close Rocky Flats, per the terms of its contract with the U.S. Department of Energy (DOE).

The Rocky Flats Site near Denver, Colorado produced plutonium and enriched uranium “triggers” for nuclear weapons from 1952 until 1989.  Today’s announcement represents the culmination of a ten year effort to complete the largest, most complex environmental cleanup project in United States history.

The Department of Energy will now review Kaiser-Hill’s declaration of physical completion.  This process, required by the closure contract, will proceed over the next several weeks.  Final acceptance of the work is the next step in the transition of the site to the Rocky Flats National Wildlife Refuge.

This release contains, and Kaiser’s periodic filings with the Securities and Exchange Commission and written or oral statements made by Kaiser’s officers and directors to press, potential investors, securities analysts and others, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as Kaiser’s intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures, and cost-cutting measures are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause Kaiser’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur.